                                                                   Exhibit 10.14

                                 Lease between
                    Therma-Wave, Inc. and Sobrato Interests


Section
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
PARTIES........................................................   1

PREMISES.......................................................   1

USE............................................................   1

TERM AND RENTAL................................................   1
     Rental Adjustment.........................................   2

SECURITY DEPOSIT...............................................   2

LATE CHARGES...................................................   3

CONSTRUCTION AND POSSESSION....................................   3
     Landlord's Obligation to Construct........................   3
     Contribution to Tenant Improvement Costs..................   4
     Tenant Improvement Plans and Cost Estimate................   4
     Commencement Date.........................................   4
     Landlord's Failure to Complete Construction...............   5
     Tenant's Project Representative...........................   5

ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER............   5
     Acceptance................................................   5
     Early Occupancy...........................................   6
     Surrender.................................................   6

USES PROHIBITED................................................   7

ALTERATIONS AND ADDITIONS......................................   7

MAINTENANCE OF PREMISES........................................   8
     Tenant's Obligations......................................   8
     Landlord's Obligations....................................   8

HAZARD INSURANCE...............................................   9
     Tenant's Use..............................................   9
     Landlord's Insurance......................................   9
     Tenant's Insurance........................................   9

     Waiver....................................................   9

TAXES..........................................................  10

UTILITIES......................................................  10

FREE FROM LIENS................................................  10

COMPLIANCE WITH GOVERNMENTAL REGULATIONS.......................  11

TOXIC WASTE AND ENVIRONMENTAL DAMAGE...........................  11
     Tenant's Responsibility...................................  11
     Tenant's Indemnity Regarding Hazardous Materials..........  12
     Actual Release by Tenant..................................  12
     Environmental Monitoring..................................  13
     Landlord's Indemnity Regarding Hazardous Materials........  13

INDEMNITY......................................................  13

ADVERTISEMENTS AND SIGNS.......................................  13

ATTORNEY'S FEES................................................  14

TENANT'S DEFAULT...............................................  14
     Remedies..................................................  14
     Right to Re-enter.........................................  15
     Abandonment...............................................  15
     No Termination............................................  16

SURRENDER OF LEASE.............................................  16

LANDLORD'S DEFAULT.............................................  16

NOTICES........................................................  16

ENTRY BY LANDLORD..............................................  17

DESTRUCTION OF PREMISES........................................  17
     Destruction by an Insured Casualty........................  17
     Destruction by an Uninsured Casualty......................  17

ASSIGNMENT OR SUBLEASE.........................................  18
     Consent by Landlord.......................................  18
     Assignment or Subletting Consideration....................  19
     No Release................................................  19

     Effect of Default.........................................  19
     CONDEMNATION..............................................  20

EFFECTS OF CONVEYANCE..........................................  20

SUBORDINATION..................................................  20

WAIVER.........................................................  21

HOLDING OVER...................................................  21

SUCCESSORS AND ASSIGNS.........................................  22

ESTOPPEL CERTIFICATES..........................................  22

OPTION TO EXTEND THE LEASE TERM................................  22
     Grant and Exercise of Option..............................  22
     Determination of Fair Market Rental.......................  23
     Resolution of a Disagreement over the Fair Market Rental..  23

OPTIONS........................................................  24

QUIET ENJOYMENT................................................  24

BROKERS........................................................  24

LANDLORD'S LIABILITY...........................................  24

AUTHORITY OF PARTIES...........................................  24

TRANSPORTATION DEMAND MANAGEMENT PROGRAMS......................  25

DISPUTE RESOLUTION.............................................  25

LEASE GUARANTY.................................................  25

OPTION TO LEASE................................................  25

CONDITION PRECEDENT............................................  25

MISCELLANEOUS PROVISIONS.......................................  25
     Rent......................................................  25
     Management Fee............................................  26
     Performance by Landlord...................................  26
     Interest..................................................  26

     Rights and Remedies.......................................  26
     Survival of Indemnities...................................  26
     Severability..............................................  26
     Choice of Law.............................................  26
     Time......................................................  26
     Entire Agreement..........................................  26
     Representations...........................................  26
     Headings..................................................  27
     Exhibits..................................................  27

EXHIBIT "A" - Premises.........................................   1

EXHIBIT "B" - Shell Definition.................................   1

EXHIBIT "C" - Working Drawings.................................   1

EXHIBIT "D" - Option to Lease..................................   1

EXHIBIT "E" - Lease Guaranty...................................   1

     1. PARTIES: THIS LEASE, is entered into on this 26th day of May, 1995, between Sobrato Interests, a California Limited Partnership, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, CA 95014 and Therma-Wave, Inc., a Delaware Corporation, whose address is 47320 Mission Falls Court, Fremont, CA 94539, hereinafter called respectively Landlord and Tenant.

     2. PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain Premises with the appurtenances, situated in the City of Fremont, County of Alameda, State of California, and more particularly described as a building consisting of approximately 101,882 rentable square feet ("Building") and approximately 345 parking spaces to be constructed on a lot consisting of approximately 6.67 acres located on the southeast corner of Research Avenue and Reliance Way within Crossroads Commerce Center, Fremont, California as outlined in red on Exhibit "A". Tenant acknowledges Landlord's right to and hereby consents to construction of additional building(s) on the adjacent land owned by Landlord.

     3. USE: Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of
Landlord: general office, sales, demonstration, training, service, engineering, clean room manufacturing and test (except as provided in paragraph 18 no hazardous materials are permitted), light assembly, distribution, warehousing and related lawful purposes. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.

     4. TERM AND RENTAL: The term("Lease Term") shall be for one hundred twenty (120) months, commencing, as adjusted pursuant to paragraph 7, on the first day of February, 1996 ("Commencement Date"), and ending on the thirty-first day of January, 2006, ("Expiration Date"). In addition to all other sums payable by Tenant under this Lease, Tenant shall pay as base monthly rent, subject to adjustment as provided in paragraph 4.A below, ("Base Monthly Rent") for the Premises the amount of Eighty Three Thousand Five Hundred Forty Three and 24/100 Dollars ($83,543.24). Base Monthly Rent shall be due on or before the first day of each calendar month during Lease Term. All sums payable by Tenant under this Lease shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Landlord at the address specified in paragraph 1 of this Lease or at such place or places as may be designated from time to time by Landlord. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

Upon Substantial Completion of the Premises, the Building shall be measured (from outside wall to outside wall including all areas covered by a structural roof excluding exterior drip lines), and if the actual square footage differs from the amount stated above, rent hereunder shall be adjusted by multiplying a Base Monthly Rental Rate of 82/100 Dollars ($.82) per square foot times the actual rentable square feet of the Building and the Tenant Improvement Allowance shall be adjusted by multiplying Twenty Five and No/100 Dollars ($25.00) times the actual rentable square feet of the Building.

Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum of Eighty Three Thousand and No/100 Dollars ($83,000.00) as prepaid rent for the first month of the Lease.

          A. Rental Adjustment: On the first day of the thirty-seventh month and again on the first day of the seventy-third month of the Lease Term, (each, an "Adjustment Date"), the then payable Base Monthly Rent shall be subject to adjustment based on the increase, if any, in the Consumer Price Index that has occurred during the thirty six (36) months preceding the then applicable Adjustment Date. The basis for computing the adjustment shall be the U.S. Department of Labor, Bureau of Labor Statistic's Consumer Price Index for All Urban Consumers, All Items, 1982-84=100, for the San Francisco-Oakland-San Jose area ("Index"). The Index most recently published preceding the Commencement Date for the first Adjustment (or previous Adjustment Date, as applicable), shall be considered the "Base Index". If the Index most recently published preceding the Adjustment Date ("Comparison Index") is greater than the Base Index, the then payable Base Monthly Rent shall be increased by multiplying the then payable Base Monthly Rent by a fraction, the numerator of which is the Comparison Index and the denominator of which is the Base Index. Notwithstanding any subsequent increase or decrease in the Index, the increase in the CPI for any such thirty six (36) month period shall never be less than nine percent (9%) nor more than nineteen percent (19%). On adjustment of the Base Monthly Rent Landlord shall notify Tenant by letter stating the new Base Monthly Rent. Landlord's calculation of the Base Monthly Rent escalation shall be conclusive and binding unless Tenant objects to said calculation within a thirty (30) day period following receipt from Landlord of such calculation. If the Index base year is changed so that it differs from 1982-84=100, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Lease Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised.

     5. SECURITY DEPOSIT: On or before June 1, 1995, Tenant shall deposit with Landlord an irrevocable letter of credit in the amount of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) as a security deposit in a form, and from a financial institution, acceptable to Landlord. Provided Tenant is not in default under this Lease as defined in paragraph 22, Tenant shall be entitled to reduce the amount of the letter of credit by One Hundred Thousand and No/100 Dollars ($100,000) on the first anniversary of the Commencement Date and on each subsequent anniversary of the Commencement Date. If Tenant has committed a default under this Lease as defined in paragraph 22, and if Guarantor fails to cure such default within ten (10) days with respect to monetary defaults, or thirty (30) days, with respect to nonmonetary defaults, after notice from Landlord of such default, then Landlord shall be entitled to draw upon the letter of credit in the amount of the delinquent payment and to apply such funds to remedy such delinquency. Tenant shall keep the letter of credit in effect during the entire Lease Term, as the same may be extended, plus a period of four
(4) weeks thereafter. At least sixty (60) days prior to the expiration of the letter of credit, the term thereof shall be renewed or extended. Tenant's failure to so renew or extend the letter of credit shall be a material default of this Lease by Tenant. In the event that Landlord is holding a cash security deposit as provided above, said deposit shall be returned to Tenant within thirty (30) days after the expiration of the term hereof less any amount deducted in accordance with this paragraph, together with Landlord's written notice itemizing the amounts and purposes for such retention. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest. Notwithstanding the foregoing, if the requirements for release of the Lease Guaranty referred to in Paragraph 45 below are satisfied, then Tenant's obligation to provide a letter of credit under this paragraph shall terminate and Landlord agrees to return the letter of credit to Tenant so that it may be cancelled.

     6. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after Landlord gives Tenant notice of delinquency (which notice may be in the form of a notice to quit or pay rent), Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

     7.   CONSTRUCTION AND POSSESSION:

          A. Landlord's Obligation to Construct: The "Building Shell" and "Tenant Improvements" (as the terms are defined in the Building Shell/Tenant Improvement Definition attached as Exhibit "B") shall be constructed by Landlord in accordance with (i) plans prepared by Arctec and approved by Landlord and Tenant ("Working Drawings") and (ii) all existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances, Landlord and Tenant agree that the Working Drawings will be based on the plans referred to in Exhibit "C" attached hereto (the "Preliminary Drawings"), but that the Working Drawings have not yet been agreed to. Landlord, as general contractor, shall perform and shall be responsible and pay all costs associated with the construction of the Building Shell which costs shall include soft costs associated with the Building Shell (i.e., architectural fees, engineering fees, city permits and fees, loan fees, commissions and construction interest), and such costs and expenses shall not be made a part of the Tenant Improvement Allowance. If the hard construction costs for the construction of the Building Shell are less than $28.00 per rentable square foot of the Building (the "Building Shell Allowance") (such estimate based on bids to be obtained by Landlord), then the unused amount of the Building Shell Allowance shall be added to the Tenant Improvement Allowance, or, at Tenant's option, the unused amount of the Building Shell Allowance shall be credited against the installments of Base Monthly Rent first becoming due.

The contracts for the construction of the Building Shell Shall be negotiated, and such construction shall take place, on an "open book" review basis.

          B. Contribution to Tenant Improvement Costs: Landlord shall also be responsible for and shall pay the cost of the Tenant Improvements up to the amount of Two Million Five Hundred Forty Seven Thousand Fifty Dollars ($2,547,050), subject to adjustment as set forth in paragraph 4 above. ("Tenant Improvement Allowance") each trade shall be competitively bid, and Tenant or Tenant's representative shall have the right to approve and be present at the opening of each such bid. Soft costs associated with the construction of the Tenant Improvements shall be paid for out of the Tenant Improvement Allowance. The cost of the Tenant Improvements including fit-up of special areas shall include a fee of seven and 50/ 100 percent (7.50%) to cover all of the following: field personnel and superintendent, temporary on-site facilities; home office administration, supervision, and coordination; financing fees, construction interest and construction profit. Costs in excess of said Tenant Improvement Allowance, if any, shall be paid for by Tenant in cash within ten
(10) days after Landlord has provided Tenant with evidence that Landlord's progress payments to sub-contractors has exceeded said Tenant Improvement Allowance. In addition to the Tenant Improvements paid for by Landlord, Tenant agrees to invest a minimum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) in the Premises prior to the Commencement Date. All costs for Tenant Improvements shall be reasonably documented to and verified by Tenant.

          C. Tenant Improvement Plans and Cost Estimate: Tenant, at Tenant's expense, shall supply Landlord with final working drawings for the Tenant Improvements ("Working Drawings") by August 1, 1995. Based on the Working Drawings received from Tenant, Landlord shall prepare a budget of the Tenant Improvement costs ("Budget") within fourteen (14) days of receipt of the Working Drawings. Landlord and Tenant shall approve the Budget (or modify tile same) within fourteen (14) days thereafter. In the event (i) Tenant fails to provide the Working Drawings when required above, or (ii) Tenant fails to approve or modify the Budget within fourteen (14) days as provided above, (iii) Tenant makes any changes to the Working Drawings which cause Landlord's construction schedule to be delayed, or (iv) Tenant or its employees, contractors, agents or invitees delay the construction and completion of the Tenant Improvements in any other manner, the Commencement Date shall occur one (1) day in advance of Substantial Completion as defined below for each day of delay.

          D. Commencement Date: If Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to Tenant by the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but in that event the Commencement Date and Expiration Date of the Lease and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession. The Lease Term shall not commence until substantial completion of the Premises occurs. The term "Substantial Completion" and "Substantially Complete" shall mean that (i) all necessary governmental approvals for occupancy of the Premises have been obtained (including, if applicable, a certificate of occupancy); (ii) construction of the Premises has been completed in accordance with the Working Drawings approved by Tenant to an extent that would permit Tenant to use the Premises for its intended purpose; (iii) the Premises are in a "broom clean" finished condition; and (iv) all utilities to be supplied to the Premises are hooked up and available for use by Tenant. If necessary, Landlord reserves the right to post a bond for the uncompleted portion of the landscaping.

          E. Landlord's Failure to Complete Construction: Notwithstanding the foregoing, if the Premises are not Substantially Complete on or before that date which is one hundred eighty (180) days following the date on which Landlord obtains a building permit from the City of Fremont allowing landlord to begin construction of the Building (the "Building Permit Date"), Tenant shall be entitled to rental abatement hereunder of one (1) day's rent for each day beyond said one hundred eighty (180) day period in which the Premises are not Substantially Complete. The above date shall be extended one day for every day of delay in completion caused by labor strikes, material shortages, inclement weather, permit or other governmental approvals, Tenant Delays or other causes beyond the reasonable control of Landlord ("Force Majeure"). If the Premises are not Substantially Complete on or before that date which is three hundred (300) days following the Building Permit Date, as the same may be extended by events of Force Majeure, then Tenant shall have the right to terminate this Lease. The delay in the commencement of rent and/or the termination of the Lease provided herein shall be the sole and exclusive remedy of Tenant with respect by the failure by Landlord to achieve Substantial Completion by the Commencement Date.

          F. Tenant's Project Representative: Tenant has retained SigmaTech (with Phil Warnes as the primary contact) as Tenant's representative to oversee and monitor the construction of the Building and the Tenant Improvements. Landlord shall allow SigmaTech the right be present at the opening of all bids. Tenant grants SigmaTech the authority to approve all plans, specifications, bids, and contracts and related matters on behalf of Tenant and Landlord shall obtain the approval of SigmaTech on these matters.

     8.   ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER:

          A. Acceptance: On the Commencement Date, Tenant shall accept the Premises as being in good and sanitary order, condition and repair and accepts the Premises and the other improvements in their present condition, after completion of the Tenant Improvements except for any "punch list" type items. Notwithstanding the foregoing, Tenant shall have a period of ninety (90) days from the Commencement Date during which to discover and inform Landlord of any patent defects in the Premises, including any Building systems, and a period of one (1) year from the Commencement Date during which to discover and inform Landlord of any latent defects in the Premises, including any Building systems. Landlord agrees to correct promptly, at Landlord's sole cost and expense, any such defects of which Tenant gives Landlord timely notice. Within thirty (30) days after the Commencement Date, Tenant agrees to be in occupancy of no less than fifty percent (50%) of the rentable square footage of the Premises.

          B. Early Occupancy: When the construction of the Tenant Improvements has proceeded to the point where Tenant's work of installing its fixtures and equipment in the Premises can be commenced, Landlord shall notify Tenant and shall permit Tenant, and its authorized representatives and contractors, to have access to the Premises before the

Commencement Date for the purpose of installing Tenant's trade fixtures and equipment (including, without limitation, Tenant's clean room equipment, telephone system and low voltage data wiring) and moving in Tenant's personal property necessary for the conduct of Tenant's business. Any such installation work by Tenant, or its authorized representatives and contractor, shall be undertaken upon the following conditions: (i) if the entry into the Premises by Tenant, or its representatives or contractors, interferes with or delays Landlord's construction work, Tenant shall cause the party responsible for such interference or delay to leave the Premises; (ii) any contractor used by Tenant in connection with such entry and installation shall not unreasonably interfere with Landlord's work.

          C. Surrender: Tenant further agrees on Expiration Date, or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, reasonable wear and tear and damage by casualty excepted. "Good condition" shall mean that the interior walls, floors, suspended ceilings, and carpeting within the Premises, will be cleaned to the same condition as existed at the commencement of the Lease, normal wear and tear excepted. Tenant agrees, at its sole cost, to remove all phone and data cabling from the suspended ceiling and repair or replace broken ceiling tiles, and relevel the ceiling if required as a result of Tenant's cabling or the removal thereof. Tenant on or before the Expiration Date or within sixty (60) days after the sooner termination of this Lease (provided that Tenant shall not have such additional sixty (60) day period if the early termination of this Lease was the result of Tenant's default), shall remove all its personal property and trade fixtures from the Premises, and all property and fixtures not so removed shall be deemed to be abandoned by Tenant. With respect to any Alterations that Tenant desires to make to the Premises, Tenant may make a written request of Landlord as to whether or not Tenant shall be required to remove such Alterations upon the expiration or within sixty (60) days of the sooner termination of the Lease. Landlord shall promptly upon receipt of such a written request notify Tenant as to whether or not Tenant shall be required to remove such Alterations upon the expiration or sooner termination of the Lease. If Landlord so notifies Tenant that such Alterations must be removed, or if Tenant has made no such written request as to any Alterations, then Landlord may require their removal upon the expiration or sooner termination of the Lease and Tenant shall remove such Alterations as Landlord may require and shall repair and restore said Premises or such part or parts thereof before the Expiration Date at Tenant's sole cost and expense. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to extent such compliance is necessitated by the repair and restoration work. If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease In the condition required by this paragraph, Tenant shall indemnify, defend, and hold harmless Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

     9. USES PROHIBITED: Tenant shall not commit, or suffer to be committed, any waste upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Premises or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Premises, or place any harmful liquids, waste materials, or hazardous materials in the drainage system of, or upon or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper without Landlord's prior approval, which approval may be withheld in its sole discretion.

     10. ALTERATIONS AND ADDITIONS: Tenant shall not make, or suffer to be made, any alteration or addition to the said Premises ("Alterations"), or any part thereof, without (i) the written consent of Landlord first had and obtained (which consent may not be unreasonably withheld or delayed), and (ii) delivering to Landlord the proposed architectural and structural plans for all such Alterations. After having obtained Landlord's consent, Tenant agrees that it shall not proceed to make such Alterations until (i) Tenant has obtained all required governmental approvals and permits, and (ii) Tenant has provided Landlord reasonable security, in form reasonably approved by Landlord, to protect Landlord against mechanics' lien claims. Tenant further agrees to provide Landlord (i) written notice of the anticipated start date and actual start date of the work, and (ii) a complete set of half-size (15" X 21") vellum as-built drawings. All Alterations shall be constructed in compliance with applicable buildings codes and laws. Notwithstanding anything to the contrary set forth in the Lease, Tenant may make non-structural changes to the Leased Premises in an amount not to exceed the sum of One Hundred Thousand Dollars ($100,000) per Alteration (i.e. construction project) without the prior consent of Landlord and without being required to deliver to Landlord the plans or drawings for such Alterations. Any Alterations, except movable furniture and trade fixtures, shall become at once a part of the realty, but shall nevertheless be subject to removal by Tenant as provided in paragraph 8 above. In addition, Tenant shall have the right to remove any Alterations prior to the expiration or the Lease Term or within sixty (60) days after the early termination of the Lease Term, if (i) such Alterations were paid for by Tenant and (ii) such Alterations can be removed by Tenant without affecting the general functionality of the Premises. Alterations which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at Tenant's sole cost and expense. Upon demand by Tenant, but not later than expiration of Landlord's responsibility for both patent and latent defects pursuant to Paragraph 8.A, Landlord shall assign to Tenant all contractor and subcontractor warranties provided to Landlord in connection with the Building Shell and the Tenant Improvements.

     11.  MAINTENANCE OF PREMISES:

          A. Tenant's Obligations: Tenant shall, at its sole cost, keep and maintain, repair and replace, said Premises and appurtenances and every part hereof, including but not limited to, repaint of the exterior walls, roof membrane, glazing, sidewalks, parking areas, telephone, plumbing, electrical and HVAC systems, and all the Tenant Improvements in good and sanitary order, condition, and repair. Tenant shall provide Landlord with a copy of a service contract between Tenant and a licensed air-conditioning and heating contractor which contract shall provide for bi-monthly maintenance of all air conditioning and heating equipment at the Premises. Tenant shall pay the cost of all air-conditioning heating, and elevator equipment repairs or replacements which are either excluded from such service contract or any existing equipment warranties. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements, subject to normal wear and tear.

          Landlord shall have a licensed roof contractor who is reasonably satisfactory to both Landlord and Tenant conduct a roof inspection within thirty
(30) days prior to the end of the warranty period. Landlord shall be responsible for repairing any defects in the roof disclosed by Such roof inspection. Thereafter Tenant shall be responsible, at its sole cost and expense for the preventive maintenance of the membrane of the roof, which responsibility shall be deemed property discharged if (i) Tenant contracts with a licensed roof contractor who is reasonably satisfactory to both Tenant and Landlord, at Tenant's sole cost, to inspect the roof membrane at least every twelve (12) months, with the first inspection due the twelfth (12th) month after the foregoing inspection obtained by Landlord, and (ii) Tenant performs, at Tenant's sole cost, all preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Tenant shall provide to Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work. Tenant agrees, at its expense, to water, maintain and replace, when necessary, any shrubbery and landscaping.

          B. Landlord's Obligations: Landlord shall, at its sole cost, maintain, repair and replace all structural elements of the Premises (including, without limitation, the foundations, the load bearing walls, all exterior glazing, the roof structure). In addition, if Tenant reasonably believes that any needed capital replacement or improvement for which Tenant is responsible pursuant to Paragraph 11.A (other than the clean room improvements and those portions of the Building systems servicing only the clean rooms) will have a useful life that will extend beyond the Lease Term, and if such capital replacement or improvement will cost at least Ten Thousand Dollars ($10,000.00), then Tenant may require Landlord to perform such capital replacement or improvement. In such event, Tenant shall pay to Landlord Tenant's Share of such cost (as hereinafter defined) in cash or a cash equivalent, at the commencement of the work to install such capital replacement or improvement. Tenant's Share of such cost shall equal the total cost of installing such capital replacement or improvement multiplied by a fraction, the numerator of which is the remaining number of months in the Lease Term (excluding any renewal terms) and the denominator of which is the total number of months in the estimated useful life of the capital replacement or improvement. The estimated useful life of the capital replacement or improvement shall be determined by generally accepted accounting principles ("GAAP").

     12.  HAZARD INSURANCE:

          A. Tenant's Use: Tenant shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the said Premises are hereby leased; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering said Premises, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability Insurance, covering said Premises and appurtenances.

          B. Landlord's Insurance: Landlord agrees to purchase and keep in force fire, extended coverage, earthquake (at Landlord's election), owner's liability, and 12 month rental loss insurance. The amount of (the said insurance shall not exceed the replacement cost of the Building (not including any Tenant Improvements or Alterations paid for by Tenant) as determined by Landlord's insurance company's appraisers. The Tenant agrees to pay to the Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to the Landlord, and in the event of damage covered by said insurance, the amount of any deductible under such policy. Payment shall be due to Landlord within ten (10) days after written invoice to Tenant. Notwithstanding the foregoing, Tenant's obligation to pay for the cost of any earthquake insurance premiums shall be limited to an amount equal to or less than four (4) times the cost of the fire and extended coverage premiums. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease.

          C. Tenant's Insurance: Tenant, at its sole cost, agrees to insure its personal property, Tenant Improvements paid for by Tenant, and Alterations for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises with combined limits for bodily injury and property damage of not less than $1,000,000.00 per occurrence and a general aggregate limit of not less than $5,000,000.00. Tenant shall name Landlord and Landlord's lender as an additional insured, shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage.

          D. Waiver: Landlord and Tenant hereby waive any and all rights each may have against the other on account of any loss or damage occasioned to the Landlord or the Tenant as the case may be, or to the Premises or its contents, and which may arise from any risk covered by their respective insurance policies (or which would have been covered had such insurance policies been maintained in accordance with this Lease), as set forth above. The parties shall use their reasonable efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be.

     13. TAXES: Tenant shall be liable for, and shall pay prior to delinquency, all taxes and assessments levied against personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and assessment installments (special or general) or other impositions or charges which may be levied on the Premises, upon the occupancy of the Premises and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including real estate tax increases due to a sale or other transfer of the Premises, as they appear on the City and County tax bills during the Lease Term, and as they become due. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the Commencement and Expiration Dates. If, at any time during the Lease Term a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute or addition in whole or in part for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge his pro rata share of such tax or excise on rents or other tax before it becomes delinquent, except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon the Landlord. In the event that such a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that the Tenant cannot pay and discharge his pro rata share of such tax on behalf of the Landlord, then at the sole election of the Landlord, the Landlord may increase the rental charged hereunder by the exact amount of such tax and Tenant shall pay such increase as additional rent hereunder. Tenant shall have the right to seek a reduction in any taxes for which Tenant is responsible under this Lease, and Landlord agrees to cooperate fully with such efforts by Tenant. If by virtue of such application or proceeding brought by or on behalf of Landlord there results a reduction in the assessed value of the Building during the Lease Term, Tenant agrees to reimburse Landlord its out of pocket costs incurred by Landlord in connection with such application or proceeding.

     14. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any utilities to the Premises and Tenant shall not be entitled to abatement or reduction of any portion of the Base Monthly Rent so long as any failure to provide and furnish the utilities to the Premises is due to a cause beyond the Landlord's reasonable control, unless such failure continues for more than thirty (30) day's in any sixty (60) day period.

     15.  This paragraph intentionally left blank.

     16. FREE FROM LIENS: Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge any such lien within ten (10) days after receiving notice of the filing Landlord shall be entitled to discharge such lien at Tenant's expense and all resulting costs incurred by Landlord, including attorney's fees shall be due from Tenant as additional rent. Landlord shall keep the Premises free from any liens or encumbrances arising from Landlord's activities, except as provided in paragraph 32.

     17. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Tenant shall, at its sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant his violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant. Landlord represents and warrants to Tenant that on the Commencement Date the Premises (including both the Building Shell and the Tenant Improvements) shall comply with all Federal, State and local laws, statutes, regulations and ordinances.

     18.  TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

          A. Tenant's Responsibility: Without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion, Tenant shall not bring, use, or permit upon the Premises, or generate, create, release, emit, or dispose (nor permit any of the same) from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time ("Hazardous Materials"); provided, however, that Tenant may use ordinary janitorial and office products and supplies containing Hazardous Materials for their intended purposes without Landlord's consent. In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval may be withheld in its reasonable judgment. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises, Tenant represents and warrants that Tenant will (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections, (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling Hazardous Materials on the Premises, (iii) enforce Hazardous Materials handling and disposal practices consistent with Industry standards, (iv) surrender the Premises free from any Hazardous Materials arising from Tenant's bringing, using, permitting generating, emitting or disposing of Hazardous Materials brought onto the Premises by Tenant, and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date.

          B. Tenant's Indemnity Regarding Hazardous Materials: Tenant shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from Tenant's bringing, using permitting, generating, emitting or disposing of Hazardous Materials. Tenant's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation,
(ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials brought onto the Property by Tenant from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims.

          C. Actual Release by Tenant: Tenant agrees to notify Landlord of any lawsuits which relate to, or orders which relate to the remedying of, the actual release of Hazardous Materials on or into the soils or groundwater at or under the Premises. Tenant shall also provide to Landlord all notices required by
Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting tile foregoing, Tenant shall also deliver to Landlord, within twenty
(20) days after receipt thereof, any written notices from any governmental agency alleging a material violation of, or material failure to comply with, any federal, state or local laws, regulations, ordinances or orders, the violation of which or failure to comply with, poses a foreseeable and material risk of contamination of the groundwater or injury to humans (other than injury solely to Tenant, its agents and employees within the Improvements on the Property).

     In the event of any release on or into the Premises or into the soil or groundwater under the Premises of any Hazardous Materials used, treated, stored or disposed of by Tenant, Tenant agrees to comply, at its sole cost and expense, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials.
In the event of any such release of Hazardous Materials, Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure section 736(b) as a result of such release and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under paragraph 20.B of this Lease to indemnify and hold Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord as provided in paragraph 20.B of this Lease. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps.

     In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this Paragraph C concerning the Level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to the provisions of paragraph 44 of this Lease.

          D. Environmental Monitoring: Landlord and its agents shall have the right, at Landlord's sole cost and expense, to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling or any other testing digging, drilling or analysis to determine whether Tenant is complying with the terms of this paragraph 18. If Landlord discovers that Tenant is not in compliance with the terms of (this paragraph 18, any such costs incurred by Landlord, including attorneys' and consultants' fees shall be due and payable by Tenant to Landlord within thirty (30) days following Landlord's written demand therefore. Tenant shall have the right, at Tenant's sole cost and expense, to conduct any environmental investigation of the Premises, including, without limitation, any soil, water or groundwater testing.

          E. Landlord's Indemnity Regarding Hazardous Materials: Landlord shall indemnify and hold harmless Tenant from any claims, liabilities, costs or expenses incurred or suffered by Tenant arising from (i) Landlord's bringing, using, permitting, generating, emitting or disposing of Hazardous Materials on the Premises or (ii) any Hazardous Materials used, generated, emitted, stored or disposed of on the Premises prior to the Commencement Date.

     19. INDEMNITY: As a material part of the consideration to be rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises from any cause arising at any time to the fullest extent permitted by law, and Tenant shall indemnify and hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises, Building, and/or Project by Tenant, its employees, contractors, agents and invitees or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided, except to the extent due to the active negligence or willful misconduct of Landlord. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant, its employees, contractors, agents and invitees, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims, Landlord shall indemnify and hold Tenant harmless from any claim, liability, loss or exposure resulting from Landlord's negligence or willful misconduct or breach of this Lease.

     20. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be placed, in, upon or about the said Premises any unusual or extraordinary signs, or any signs not approved by the city or other governing authority. The Tenant will not place, or permit to be placed, upon the Premises, any signs without the written consent of the Landlord as to type, size, design, lettering, coloring and location, and such consent will not be unreasonably withheld. Any sign so placed on the Premises shall be removed by Tenant, at its expense, prior to the Expiration Date or promptly following the earlier termination of the lease and Tenant shall repair, at its sole cost and expense, any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense.

     21. ATTORNEY'S FEES: In case a suit or alternative form of dispute resolution should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. In addition, the prevailing party shall be entitled to recover all costs and expenses including reasonable attorney's fees incurred by the prevailing Party in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is intended to be severable from all other provisions of this Lease.

     22. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: a) Any failure by Tenant to pay any rent under this Lease within five (5) business days after notice from Landlord that such rent is delinquent; b) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; c) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161. Any notice given by Landlord to Tenant pursuant to California Civil Code 1161 with respect to any failure by Tenant to pay rent under this Lease on or before the date the rent is due shall provide Tenant with a period of no less than ten (10) days to pay such rent or quit.

          A. Remedies: In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; plus
c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rent due hereunder. As used in (a) and
(b) above, the "worth at the time of award" is to be computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, the "worth at the time of award" is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1 %) percent.

          B. Right to Re-enter: In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant and disposed of by Landlord in any manner permitted by law.

          C. Abandonment: In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in paragraph 22.B above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in paragraph 22.A above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Base Monthly Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. Landlord shall have no obligation to relet the Premises following a default if Landlord has other available space within the Building or Project. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by

Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

          D. No Termination: No re-entry or taking possession of the Premises by Landlord pursuant to 22.B or 22.C of this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

     23. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct Landlord-Tenant relationship between Landlord and any subtenants.

     24. This paragraph intentionally left blank.

     25. LANDLORD'S DEFAULT: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days or such other reasonable opportunity to cure or to commence to cure such failure prior to any claim for breach or for damages resulting from such failure. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises, and shall provide such Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third party beneficiary hereof. Tenant shall not make any prepayment of rent more than one (1) month in advance without the prior written consent of such Mortgagee. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit.

     26. NOTICES: All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, or by personal delivery addressed to the party to be notified at the address for such party specified in paragraph 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party.

     27. ENTRY BY LANDLORD: Tenant shall permit Landlord and his agents to enter into and upon said Premises at all reasonable times upon at least twenty four (24) hours prior notice (except in case of emergency) subject to any security requirements or regulations of Tenant for the purposes of (i) inspecting the same, (ii) maintaining the Premises, (iii) making repairs, alterations or additions to the Premises, (iv) erecting additional building(s) and improvements on the land where the Premises are situated, or on adjacent land owned by Landlord, or (v) performing any obligations of the Landlord under the Lease including remediation of hazardous materials if determined to be the responsibility of Landlord, without any abatement or reduction of rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Tenant shall permit Landlord and his agents, at any time within one hundred eighty (180) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours.

     28.  DESTRUCTION OF PREMISES:

          A. Destruction by an Insured Casualty: In the event of a partial destruction of the Premises by a casualty for which Landlord has received insurance proceeds sufficient to repair the damage or destruction during the Lease Term from any cause, Landlord shall forthwith repair the same to the extent of such proceeds, provided such repairs can be made within one hundred eighty (180) days from the date of receipt of all governmental approvals necessary under the laws ind regulations of State, Federal, County or Municipal authorities (as reasonably determined by Landlord), and such partial destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises, in the reasonable judgment of Landlord. For purposes of this paragraph "partial destruction" shall mean destruction of no greater than one-third (1 /3) of the replacement cost of the Premises, including the replacement cost of the Tenant Improvements paid for by Landlord. In the event the Premises
(i) are more than partially destroyed, or (ii) the repairs cannot be made in one hundred eighty (180) days, Landlord or Tenant may elect to terminate this Lease within fifteen (15) days of determination by Landlord of the foregoing.
Landlord shall not be required to restore Alterations or replace Tenant's fixtures or personal property. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California and any other similarly enacted statute are waived by Tenant and the provisions of this paragraph 28 shall govern in the case of such destruction.

          B. Destruction by an Uninsured Casually: In the event of a total or partial destruction of the Premises by a casualty for which landlord has not received insurance proceeds sufficient to repair the damage or destruction during the Lease Term, the Lease shall automatically terminate, unless (i) landlord elects to rebuild at Landlord's sole cost and expense to the extent that the cost of rebuilding exceeds available insurance proceeds, and (ii) the damage can be repaired within one hundred eighty (180) days. If Landlord does not so elect to rebuild the Premises, then Tenant may elect to do so, in which event (i) Landlord shall make available to Tenant all insurance proceeds received by Landlord on account of such damage and (ii) Tenant shall pay any costs of rebuilding that exceed the available insurance proceeds.

     29.  ASSIGNMENT OR SUBLEASE:

          A. Consent by Landlord: In the event Tenant desires to assign this Lease or any interest therein including without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to Landlord executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or subtenant, financial statements, and any additional information as reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease which consent shall not be unreasonably withheld or delayed. The notice shall give the name and current address of the proposed assignee/subtenant, proposed use of the Premises, rental rate and current financial statement; and upon request to Tenant, Landlord shall be given additional information as reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. Landlord shall then have a period of fifteen (15) days following receipt of the foregoing agreement, statements and additional information within which to notify Tenant in writing that Landlord elects (i) to permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice, or (ii) to refuse consent. If Landlord should fail to notify Tenant in writing of such election within said fifteen
(15) day period, Landlord shall be deemed to have elected option (i) above. Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that: (i) the proposed assignee or subtenant is engaged in a business that is limited to the use expressly permitted under this Lease; (ii) the proposed assignee or subtenant is a company with sufficient financial worth and management ability to undertake the financial obligation of this Lease, and Landlord has been furnished with reasonable proof thereof; (iii) the proposed assignment or sublease shall be in form reasonably satisfactory to Landlord; (iv) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent; and (v) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to Landlord. In the event all or any one of the foregoing conditions are not satisfied, Landlord may, in its sole discretion, withhold its consent to the proposed assignment or sublease. Notwithstanding anything to the contrary set forth in the Lease, Tenant shall not be required to obtain Landlord's consent to the assignment of the Lease or the subletting of the Leased Premises or any portion thereof, to its parent, a subsidiary or any other closely related affiliate.

          B. Assignment or Subletting Consideration: Any rent or other economic consideration realized by Tenant under any such sublease and assignment in excess of the rent payable hereunder (including an allocation of the purchase price attributable to Tenant's leasehold interest in the event of a sale of the Tenant's business), after the net unamortized cost of the Tenant Improvements for which Tenant has itself paid, and reasonable subletting and assignment costs (including, without limitation, tenant improvement costs, leasing commissions and advertising costs), shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant, provided, however, that to the extent such rent or other economic consideration is greater than it would otherwise be as the result of the Premises containing clean rooms, Tenant shall be entitled to retain one hundred percent (100%) of such rent or other economic consideration attributable to the clean rooms. Tenant's obligation to pay over Landlord's portion of the consideration shall constitute an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of bonus rent are independently negotiated terms of the Lease, constitute a material inducement for the Landlord to enter into the Lease, and are agreed as between the parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

          C. No Release: Any assignment or sublease shall be made only if and shall not be effective until the assignee or subtenant shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee or subtenant shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent by Landlord from any subtenant or assignee, Tenant and any guarantor shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant or assignee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed to be a violation by Tenant, provided, however, that the foregoing provision shall in no event increase the scope of any guaranty beyond the terms of such guaranty. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

          D. Effect of Default: In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in paragraph 22 and 24 above. The termination of this Lease due to Tenant's default shall not automatically terminate any assignment or sublease then in existence; at the election of Landlord, such assignment or sublease shall survive the termination of this Lease and, upon such election, the assignee or subtenant shall attorn to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the landlord shall not be liable for prepaid rent, security deposits or other defaults of the Tenant to the subtenant or assignee, or any acts or omissions of Tenant, its agents, employees, contractors or invitees.

     30. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the day before title shall vest in the condemnor or purchaser ("Vesting Date"), and the Base Monthly Rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Lease Term only such portion of such Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Landlord shall have the option to terminate this Lease as of the Vesting Date. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate on the Vesting Date. Tenant shall have tile option to terminate this Lease as of the Vesting Date by giving written notice of termination to Landlord no later than the Vesting Date if, as a result of any taking by means of the exercise of the power of eminent domain or private purchase in lieu thereof, (i) one-third (1/3) or more of the Premises is taken and the remaining part of the Premises cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, or (ii) a portion of the parking area of the Premises is taken so that there remain fewer than three hundred (300) parking spaces. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Landlord and the Tenant shall have no claim thereto but Landlord shall cooperate with Tenant, without cost to Landlord, to recover compensation for damage to or taking of any Alterations, Tenant Improvements paid for by Tenant or for Tenant's relocation costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue are waived by Tenant and the provisions of this paragraph 30 shall govern in the case of such destruction.

     31. EFFECTS OF CONVEYANCE: The term "Landlord" as used in this Lease, means only the owner for the time being of the Premises so that, in the event of any sale or other conveyance of the Premises, or in the event of a master lease of the Premises, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the "Landlord" hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the master tenant of the Premises, that the purchaser or master tenant of the Premises has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder. Such transferor shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or the master tenant of the Premises, and thereupon the such transferor shall be discharged from any further liability in reference thereto.

     32. SUBORDINATION: In the event Landlord notifies Tenant in writing, this Lease shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute and deliver any documents which may be required to effectuate such subordination, provided that the ground lessor or lender executes a nondisturbance agreement by which such ground lessor or lender agrees to recognize Tenant's rights under this Lease and not to disturb Tenant's quiet possession of the Premises so long as Tenant is not in default under this Lease. Notwithstanding such subordination but subject to the terms and provisions of this Lease, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease.

     33. WAIVER: The waiver by Landlord of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed to be other than payment on account of the amount due. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date (only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises). Landlord's consent to or approval of any act by Tenant which require Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

     34. HOLDING OVER: Any holding over after the termination or Expiration Date, shall be construed to be a tenancy from month to month, terminable on thirty (30) days written notice from either party, and Tenant shall pay Base Monthly Rent to Landlord at a rate equal to one hundred twenty-five percent (125%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date for the first two months following such termination or Expiration Date, and thereafter at one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. Tenant shall indemnify, defend, and hold Landlord harmless from all loss or liability (including, without limitation, any loss or liability resulted from any claim against Landlord made by any succeeding tenant) founded on or resulting from Tenant's failure to timely surrender the Premises to Landlord and losses to Landlord due to lost opportunities to lease the Premises to succeeding tenants.

     35. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions of paragraph 29, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

     36. ESTOPPEL CERTIFICATES: Tenant shall at any time during the Lease Term, within fifteen (15) days following written notice from Landlord, execute and deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which the rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed; and (iv) such other information as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the

Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are not uncured defaults in Landlord's performance. Tenant also agrees to provide the most current three (3) years of audited financial statements within ten (10) days of a request by Landlord for Landlord's use in financing the Premises with commercial lenders. Landlord agrees to keep such financial statements confidential except as required in connection with such financing.

     37.  OPTION TO EXTEND THE LEASE TERM:

          A. Grant and Exercise of Option: Landlord hereby grants to Tenant, upon and subject to the terms and conditions set forth in this paragraph, three
(3) options (the "Options") to extend the Lease Term for an additional term (the "Option Term"), each Option Term shall be for a period of sixty (60) months. Each such Option shall be exercised, if at all, by written notice to Landlord no earlier than the date that is eighteen (18) months, prior to the Expiration Date but no later than the date that is ten (10) months prior to the Expiration Date. If Tenant exercises the Option, each of the terms, covenants and conditions of this Lease except this paragraph shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the Expiration Date, provided that the Base Monthly Rent to be paid by Tenant during the Option Term shall be the greater of (i) the Base Monthly Rent as of the Commencement Date, or (ii) the Fair Market Rental, as hereinafter defined, for the Premises for the Option Term. Anything contained herein to the contrary notwithstanding, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, and such default is not cured within any applicable cure period, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the Expiration Date. As used herein, the term "Fair Market Rental" for the Premises shall mean the rental and all other monetary payments including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) then being obtained for new leases of "as is" space comparable in age and quality to the Premises in the locality of the Building that Landlord could obtain during the Option Term from a third party desiring to lease the Premises for the Option Term based upon the current use and other potential uses of the Premises (excluding any consideration for tenant improvements installed by Tenant during the Lease Term or any Option Terms. The appraisers shall be instructed that in calculating "Fair Market Rental" for the Premises, they shall take into account the facts that (i) no brokerage commissions will be payable by Landlord, (ii) no tenant improvement allowance will be provided, and (iii) Landlord will not suffer any vacancy costs.

          B. Determination of Fair Market Rental: If Tenant exercises the Option, Landlord shall send to Tenant a notice setting forth the Fair Market Rental for the Premises for the Option Term, on or before the date that is twelve (12) months prior to the Expiration Date. If Tenant disputes Landlord's determination of the Fair Market

Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth the Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either (i) elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or (ii) disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in paragraph 37.C below. If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord's determination of the Fair Market Rental shall be the basis for determining the Base Monthly Rent to be paid by Tenant hereunder during the Option Term. If Tenant elects to resolve the disagreement as provided in paragraph 37.C below and such procedures shall not have been concluded prior to the commencement date of the Option Term, Tenant shall pay as Base Monthly Rent to Landlord the Fair Market Rental as determined by Landlord in the manner provided above. If the amount of Fair Market Rental as finally determined pursuant to paragraph 37.C below is greater than Landlord's determination, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37.C below within thirty (30) days after the determination. If the Fair Market Rental as finally determined in paragraph 37.C below is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37.C below shall be credited against the next installments of rent due from Tenant to Landlord hereunder.

          C. Resolution of a Disagreement over the Fair Market Rental: Any disagreement regarding the Fair Market Rental shall be resolved as follo ws:

              1. Within thirty (30) days after Tenant's response to Landlord's notice to Tenant of the Fair Market Rental, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

              2. If within the thirty (30) day period referred to in (i) above, Landlord and Tenant can not reach agreement as to the Fair Market Rental, they shall each select one appraiser to determine the Fair Market Rental. Each such appraiser shall arrive at a determination of the Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the thirty (30) day consultation period described in (i) above.

              3. If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Fair Market Rental. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten percent (10%) of the higher of the two, the average of the two shall be the Fair Market Rental. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers shall immediately select a third appraiser who shall within thirty (30) days after his or her selection make a determination of the Fair Market Rental and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Fair Market Rental.

              4. All appraisers specified pursuant to this paragraph shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

          38. OPTIONS: All Options provided Tenant in this Lease are personal and granted to Tenant and are not exercisable by any third party (other than affiliates) should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. In the event that Tenant hereunder has any multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised.

          39. QUIET ENJOYMENT: Upon Tenant's faithful and timely performance of all the terms and covenants of the Lease and except as otherwise provided in this Lease, Tenant shall quietly have and hold the Premises for the Lease Term and any extensions thereof.

          40. BROKERS: Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than B.W. Baldwin and Cooper/Brady and Tenant agrees to indemnify and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Tenant.

          41. LANDLORD'S LIABILITY: If Tenant should recover a money judgment against Landlord arising in connection with this Lease, the judgment shall be satisfied only out of Landlord's interest in the Premises including the improvements and real property and neither Landlord or any of its partners, officers, directors, agents, trustees, shareholders or employees shall be liable personally for any deficiency. And furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

          42. AUTHORITY OF PARTIES: Tenant represents and warrants that it is duly formed and in good standing and is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. At Landlord's request, Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of the Lease.

          43. TRANSPORTATION DEMAND MANAGEMENT PROGRAMS: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or program, Tenant hereby agrees that the cost of TDM imposed facilities required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be included as Tenant Improvement Costs and any ongoing costs or expenses associated with a TDM program, such as an on-site TDM coordinator, which are required for the Premises and not provided by Tenant shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant.

          44. DISPUTE RESOLUTION: Except for the failure by Tenant to timely pay the Base Monthly Rent, any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this agreement, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by JAMS or another judicial and mediation service mutually acceptable to the parties involving first mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then existing rules and practice of the judicial and mediation service selected, and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof.

          45. LEASE GUARANTY: A material provision of the Lease and a material inducement of Landlord to enter Into this Lease is the guaranty of this Lease by Toray Industries, Inc. ("Guarantor") which is attached hereto as Exhibit "E" and made a part hereof.

          46. OPTION TO LEASE: A material provision of the Lease and a material inducement of Tenant to enter into this Lease is the option to lease an additional building to be constructed by Landlord which is attached hereto as Exhibit "D" and made a part hereof.

          47. CONDITION PRECEDENT: In the event that Tenant fails to obtain the Lease Guaranty by Toray Industries by June 1, 1995 this Lease shut automatically terminate. In such event, Tenant agrees to reimburse Landlord its actual out of pocket costs related to the design of the Premises and submission of the working drawings to the City of Fremont not to exceed the amount of One Hundred Twenty Five Thousand and No/100 Dollars ($125,000.00)

          48.  MISCELLANEOUS PROVISIONS:

               A. Rent: All monetary sums due from Tenant to Landlord under this Lease, including, without limitation those referred to as "additional rent", shall be deemed to be rent.

               B. Management Fee: There shall be no management or accounting fees paid by Tenant to Landlord for the property management costs related to the Premises.
               C. Performance by Landlord: If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may without notice and without releasing Tenant from its obligations hereunder or waiving any rights or remedies, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance including interest as provided in paragraph 44.D below within ten (10) days following Landlord's written notice for such payment.

               D. Interest: All rent and other monetary amounts due hereunder, if not paid when due, shall bear interest at the lesser of (i) the Reference Rate of Union Bank plus two percent (2%), or (ii) the maximum rate permitted under California law accruing from the date due until the date paid to Landlord or Tenant, as applicable.

          E. Rights and Remedies: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

          F. Survival of Indemnities: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

          G. Severability: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

          H. Choice of Law: This Lease shall be governed by and construed in accordance with California law. Venue shall be Santa Clara County.

          I.  Time: Time is of the essence hereunder.

          J. Entire Agreement: This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

          K. Representations: Tenant acknowledges that neither Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the demised Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

          L. Headings: The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

          M. Exhibits: All exhibits referred to are attached to this Lease and incorporated by reference.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

Landlord:  Sobrato Interests               Tenant:  Therma-Wave, Inc.

a California Limited Partnership           a Delaware corporation


By: /s/ [Signature illegible]              By: /s/ Allan Rosencwaig
   --------------------------------           --------------------------------
Its:  General Partner                      Its:  President and CEO

                                   EXHIBIT A


                      [DRAWING AND LOCATION OF BUILDING]

                                   EXHIBIT B

                         Definition of Building Shell


     The Building Shell(s) shall be single story structure(s) with 70% of the perimeter containing glass. Perimeter glass may have a 48 inch sill, but must be at 10 feet above finished floor. The shell(s) shall include the following.


1.   Building Structure

     (a) All foundations to include footings, piers, caissons, pilings, grade beams, foundation walls or other building foundation components required to support the entire building structure for a complete waterproof building shell.

     (b)  Columns shall be steel box or pipe columns.

     (c) All columns, beams, joists, purlins, headers, or other training members to support the roof and roofing membrane.

     (d) Five inch (5") thick concrete slab on grade with welded wire mesh and any other reinforcing or structural connections that may be necessary or required as specified by structural engineer.

     (e) Exterior walls that enclose the perimeter of the building, with steel reinforcing and structural connections that may be necessary or required.

     (f) All exterior glass and glazing with anodized aluminum frames with soffets and overhangs. Glass to be tinted as appropriate to the aesthetic design of the building. An exterior doors, door closer and locking devices necessary for proper functioning.

     (g) Metal roof system, or 2" x 6" reinforced 5/8" plywood including roof drainage plumbing.

     (h) Four (4) ply built up roofing with cap sheet (bondable to 10 years) and all flashings by Owens-Coming, John Manville, or equal.

     (i) Exterior painting of all concrete with Tex-Coat or Kel-Tex textural paint, all caulking of exterior concrete joints in preparation for painting.

2.   Plumbing

     (a) Underground sanitary sewer laterals connected to the city sewer main in the street and piped into the building and under the concrete slab on grade for the length of the building. Main waste lines under the slab will be at as close proximity as possible to the building rest room locations.

     (b) Domestic water mains connected to the city water main in the street and stubbed to the building. Water mains to the building shall be not less than 2.5" in size.

     (c) Roof drain leaders piped and connected to the site storm drainage system.

     (d) Gas lines connected to the city or public utility mains and run to gas meters adjacent to, and in close proximity to the building. Meter supplied by utility company.

3.   Electrical

     (a) A primary electrical service to the building, including underground conduit, wire feeders, transformers, and transformer pads. Underground conduits and secondary feeders from transformer pads into the building's main switchgear electrical room. The electrical characteristics of the secondary side of transformers shall be 277/480 Volt, 3 Phase and the rated capacity of main transformer shall be 3,000 amps.

     (b) Underground pull section, meter, and panel(s), for site lighting and landscaping.

     (c) Underground conduit from the street to the building for telephone trunk line service by Pacific Telephone. Conduit to each building shall be not less than 4"

     (d) An electrically operated landscape irrigation system, with controller, that is a complete and functioning system.

     (e) Underground conduit from the building to the main fire protection system shut off valve (PIV) for installation of supervisory alarm wiring.

4.   Fire Protection (Sprinklers)

     (a) A complete and fully functional overhead system distributed throughout the building. The systems shall be classified ordinary hazard group 11.

     (b) System shall include all sprinkler heads ("uppers") that may be required by building codes above the calling, when ceilings are installed.

     (c) Site sprinkler main to be sized adequately to support required densities.

5.   Sitework

     (a) All work outside the building perimeter walls shall be considered site work for the building shell and shall include grading, asphalt concrete, paving, landscaping, landscape irrigation, storm drainage, utility service laterals, curbs, gutters, sidewalks, specialty paving (if required, i.e. reinforced roadway section to truck doors), retaining walls, trash enclosures, monument sign, planter boxes, parking lot and landscape lighting and other exterior lighting (Parking lot lighting to 2FC).

     (b) Paving sections for automobile and truck access shall be according to the Geologic Soils Report.

     (c) All parking lot striping to include handicap signage wheel stops, and spaces.

     (d) Underground site storm drainage system shall be connected to the city storm system main.

                        EXHIBIT "C" - Working Drawings



Those certain plans dated May 1, 1995 prepared by Arctec, which consist of 38 sheets.

                         EXHIBIT "D" - Option to Lease

                                   Recitals:

     A. As part of the consideration for Tenant entering into Lease, Landlord is willing to grant to Tenant an option to lease a building on approximately 6.6 Acres of adjacent land owned by Landlord outlined on Schedule 1. Such building currently does not exist, but Landlord is willing, subject to the condition, set forth herein, to construct the building if Tenant exercises such option to lease, all pursuant to the terms and conditions set forth below. Such building and Property is herein referred to as the "Option Building".

     B. The parties now wish to document the terms of such option to lease the Option Building.

     NOW, THEREFORE, in consideration of the execution of the Lease by both parties, and in consideration of the mutual covenants set forth below, the parties agree as follows:

     1. Grant of Option. Landlord hereby grants to Tenant an option to lease Option Building (the "Option") subject to the terms and conditions set forth in this Agreement. The Option shall be provided to Tenant at no cost to Tenant for eighteen months following the Commencement Date. Thereafter, for the balance of the Option Period or until the Option is exercised, Tenant shall be required to pay Landlord, as additional rent, the sum of Six Thousand and No/100 Dollars ($6,000.00) per month to preserve Tenant's ability to exercise this Option and require Landlord to construct the Option Building.

     2. Term of Option. Tenant shall be entitled, subject to paragraph 3 below, to exercise the Option at any time during the period commencing on the Commencement Date of the Lease (as the Commencement Date is therein defined) and ending at thirty six (36) months thereafter provided Tenant makes the option payments to Landlord specified herein. Such period shall herein be referred to as the "Option Period".

     3. Exercise of Option. Tenant shall exercise the Option only by delivery of written notice to Landlord within the Option Period of such exercise ("Exercise Date"). Tenant shall be entitled to exercise the Option only if at the time of such exercise there exists no uncured default by Tenant under the terms of the Lease. In the event the Lease has been terminated for any reason, this Option shall automatically terminate.

     4. Conditions Precedent. Landlord's obligation to construct the Option Building are expressly conditioned upon Landlord's ability within one hundred twenty (120) days of the Exercise Date to (i) secure a commitment by an institutional lender to make a fixed rate non-recourse non-participating loan to landlord in a minimum amount equal to eighty five percent (85%) of Total Project Costs (as defined below), and (ii) obtain all permits and governmental approvals necessary for the construction of the Option Building. Landlord agrees to use its best efforts to obtain such a loan commitment and such permits and approvals.

     5. Lease of the Option Building. Within thirty (30) days after Tenant's exercise of the Option, Landlord and Tenant shall enter into a written lease of the Option Building (the "Option Building Lease"). The Option Building Lease shall be on the same terms as the Lease, except as follows:

          (a) The Premises shall be Option Building. References in the Lease format shall be changed in the Option Building Lease to refer to Option Building.

          (b) Landlord shall provide 3.5 parking spaces per 1,000 square feet of leasable space within the Option Building.

          (c) The term shall commence upon the date of Substantial Completion (as the term is defined in the Lease) of Tenant Improvements for the Option Building ("Commencement Date"), and end on the tenth (10th) anniversary thereof. The Option Building Lease shall provide Tenant the same options to extend the term as those contained in the Lease.

          (d) Rent shall be payable beginning on the Commencement Dates Monthly Base Rent shall be equal to the product of (i) One hundred twenty percent (120%); and (ii) Total Project Costs as defined below, and (iii) the best non-participating ten (10) year fixed rate permanent loan constant available prior to the start of construction of the Option Building. In no event shall the amortization period of the loan be less than fifteen (15) years nor more than twenty (20) years. In the event that actual project costs have not been determined by the Commencement Date, the rent shall be based on Landlord's reasonable estimate of Project Costs until such time as actual Project Costs are available. (For example, if project costs were $80 psf, and the best available permanent loan was 9% interest, 15 year amortization, the monthly rent would be 97c psf [120% X $80 X .01014])

     Total Project Costs shall be equal to the sum of (i) the value of the Property which shall be equal to $3.75 per land square foot if Tenant exercises the option within eighteen (18) months following the Commencement date or $4.50 per land square foot thereafter, (ii) payments by Landlord for labor and materials to contractors performing construction work in connection with the Option Building, (iii) fees for building permits, licenses, inspection, utility connections or extension, and any other fees imposed by governmental entities,
(iv) fees of engineers, architect, consultants and others providing professional services in connection with the construction of the Option Building, (v) construction loan interest paid by landlord including interest on Landlord's equity with respect to the construction of the Option Building, calculated at the reference rate charged by Union Bank plus one percent (1%), (vi) loan fees payable for the construction and/or permanent loan for the Option Building,
(vii) liability and builders risk insurance premiums and completion bond premiums paid by Landlord with respect to the construction of the Option Building, (vii) real estate leasing commissions or fees payable by Landlord with respect to the Option Building in the event Tenant retains a broker; and (ix) a sum equal to seven and 50/100 percent (7.50%) of the Total Project Cost, for Landlord's construction and development services .including onsite and offsite supervision and management services provided by Landlord. Total Project Costs shall be determined on an "open book" basis.

The Monthly Base Rent shall then be subject to adjustment as on the same basis as provided in the Lease for the Premises.

          (e) If required in order for Landlord to obtain financing for the construction of the Option Building and if the requirements for release of the Lease Guaranty provided in connection with the Lease have not been satisfied, then Tenant shall provide a letter of credit as a security deposit on the same terms as set forth in the Lease. Thereafter, if the requirements for release of the Lease Guaranty provided in connection with the Lease are satisfied, then Tenant's obligation to provide a letter of credit in connection with the Option Building Lease shall terminate and Landlord agrees to return such letter of credit to Tenant so that it may be cancelled.

          (f) The Tenant Improvement Allowance shall be modified to (i) reflect a Tenant Improvement Allowance of Twenty Five Dollars ($25.00) times the number of leasable square feet of space in the Option Building, and (ii) require Tenant's submission to Landlord of its Working Drawings as set forth below in this Agreement.

          (g) The Lease shall amended to extend the original Lease Term so as to be co-terminus with the original term of Option Building Lease. The rent for the Premises under the Lease during the extended term shall be at ninety five percent (95%) of Fair Market Value (as the term is therein defined) but not less than the rent paid at the Commencement Date of the Lease.

     6.   Construction of Shell and Tenant Improvements.

          (a) Within sixty (60) days after Tenant's exercise of the Option, Landlord shall deliver to Tenant plans and specification for constriction of the shell of Option Building (together called the "Shelf Plans"). The Shell Plans shall contemplate contraction of a building containing approximately 100,000 leaseable square feet and shall be designed in accordance with the Building Shell definition set forth in Exhibit "B", attached hereto. "Leaseable Square Feet" shall include all square footage within the Option Building measuring from the exterior surface of exterior building walls as to each such floor, including any loading docks, balconies, or other recesses covered by a structural roof excluding exterior drip lines. The shelf plans shall contemplate construction of a building shell of a design, architectural quality and size similar to the building shell of the Premises.

          (b) Within sixty (60) days after Tenants receipt of the Shell Plans. Tenant shall submit to Landlord, for Landlord's approval, Working Drawings respecting Tenant Improvements that Tenant desires Landlord to construct in the Option Building. Landlord shall commence construction of Option Building as soon as reasonably possible after removal of the conditions precedent outlined in paragraph 4, and continue diligently to construct the same until completion thereof in accordance with the Shell Plans. All costs of construction of the shell of Option Building shall be borne solely by Landlord. The costs included within the shell construction shall be as set forth on Schedule 2 hereto. All costs of Tenant Improvements in excess of the Tenant Improvement Allowance shall be borne solely by Tenant.

     7. Memorandum of Option. The parties shall record within ten (10) days after execution of this Agreement by both parties hereto a short form memorandum of this Agreement in form reasonably satisfactory to both parties against title to the Property.

     8. Successors. The Option provided Tenant in this Agreement is personal and granted to original Tenant and are not exercisable by any third party (except an affiliate of Tenant) should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. The terms and provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. In no event, however, shall any lender be obligated to perform the terms this Option in the event of a foreclosure of Landlord's interest in the Property.

     9. Quitclaim Deed. In the event Tenant does not exercise the Option within the Option Period Or upon sooner termination of this Agreement, then upon request to do so by Landlord, Tenant shall exalts and acknowledge a quitclaim deed transferring any right, title, or interest it may have in and to the Property to Landlord or Landlord's designee. Such quitclaim deed shall be in form reasonably designed to effectuate the foregoing and shall be delivered by Tenant to Landlord within five (5) days following Tenant's receipt thereof from Landlord.

                                   EXHIBIT D


                                  [DRAWING]

                                   EXHIBIT D
                                  Schedule 2

                         Definition of Building Shell

     The Building Shell(s) shall be single story structure(s) with 70% of the perimeter containing glass. Perimeter glass may have a 48 inch sill, but must be at 10 feet above finished floor. The shell(s) shall Include the following.

1.   Building Structure

     (a) All foundations to include footings, piers, caissons, pilings, grade beams, foundation walls or other building foundation components required to support the entire building structure for a complete waterproof building shell.

     (b)  Columns shall be steel box or pipe columns.

     (c) All columns, beams, joists, purlins, headers, or other training members to support the roof and roofing membrane.

     (d) Five Inch (5") thick concrete slab on grade with welded wire mesh and any other reinforcing or structural connections that may be necessary or required as specified by structural engineer.

     (e) Exterior walls that enclose the perimeter of the building, with steel reinforcing and structural connections that may be necessary or required.

     (f) All exterior glass and glazing with anodized aluminum frames with soffets and overhangs. Glass to be tinted as appropriate to the aesthetic design of the building. All exterior doors, door closer and locking devices necessary for proper functioning.

     (g) Metal roof system, or 2"x6" reinforced 5/8" plywood including roof drainage plumbing.

     (h) Four (4) ply built up roofing with cap sheet (bondable to 10 years) and all flashings by Owens-Coming, John Manville, or equal.

     (i) Exterior painting of all concrete with Tex-Coat or Kel-Tex textural paint, any caulking of exterior concrete joints In preparation for painting.

2.   Plumbing

     (a) Underground sanitary sewer laterals connected to the city sewer main in the street and piped into the building and under the concrete slab on grade for the length of the building. Main waste lines under the slab will be at as close proximity as possible to the building rest room locations.

     (b) Domestic water mains connected to the city water main in the street and stubbed to the building. Water mains to the building shall be not less than 2.5" in size.

     (c) Roof drain leaders piped and connected to the site storm drainage system.

     (d) Gas lines connected to the city or public utility mains and run to gas meters adjacent to, and in close proximity to the building. Meter supplied by utility company.

3.  Electrical

     (a) A primary electrical service to the building, including underground conduit, wire feeders, transformers, and transformer pads. Underground conduits and secondary feeders from transformer pads into the building's main switchgear electrical room. The electrical characteristics of the secondary side of transformers shall be 277/480 Volt, 3 Phase and the rated capacity of main transformer shall be 3,000 amps.

     (b) Underground pull section, meter, and panel(s), for site lighting and landscaping.

     (c) Underground conduit from the street to the building for telephone trunk line service by Pacific Telephone. Conduit to each building shall be not less than 4"

     (d) An electrically operated landscape irrigation system, with controller, that is a complete and functioning system.

     (e) Underground conduit from the building to the main fire protection system shut off valve (PIV) for installation of supervisory alarm wiring.

4. Fire   Protection (Sprinklers)

     (a) A complete and fully functional overhead system distributed throughout the building. The systems shall be classified ordinary hazard group 11.

     (b) System shall include all sprinkler heads ("uppers") that may be required by building codes above the ceiling, when Ceilings are installed.

     (c) Site sprinkler main to be sized adequately to support required densities.

5.   Sitework

     (a) All Work outside the building perimeter walls shall be considered site work for the building shell and shall include grading, asphalt concrete, paving, landscaping, landscape irrigation, storm drainage, utility service laterals, curbs, gutters, sidewalks, specialty paving (if required, i.e. reinforced roadway section to truck doors), retaining walls, trash enclosures, monument sign, planter boxes, parking lot and landscape lighting and other exterior lighting (Parking lot lighting to 2FC).

     (b) Paving sections for automobile and truck access shall be according to the Geologic Soils Report.

     (c) All parking lot striping to include handicap signage wheel stops, and spaces.

     (d) Underground site storm drainage system shall be connected to the city storm system main.

                         EXHIBIT "E" - Lease Guaranty


This Guaranty of Lease ("Guaranty") is made as of this 26 day of May, 1995 by Toray Industries, Inc. ("Guarantor") in favor of Sobrato Interests, a California Limited Partnership ("Landlord"), and recites as follows:

WHEREAS, as an inducement for Landlord to enter into that certain lease ("the Lease") dated May 26, 1995, between Landlord and Therma-Wave, Inc., a Delaware corporation ("Tenant"), Guarantor desires to guarantee the full performance of all monetary obligations of Tenant under the Lease (except as set forth in paragraph 1 below) upon the terms set forth below.

NOW THEREFORE, in consideration of the execution of the Lease by Landlord, Guarantor unconditionally guarantee and agree as follows:

     1. Guaranty. Guarantor, continually, directly and unconditionally hereby guarantee the payment of Base Rent, Additional Rent and all other sums becoming due under the Lease (the foregoing obligations are hereinafter sometimes collectively referred to as the "Guaranteed Obligations"), provided, however, that Guaranteed Obligations shall not include any damages, costs, claims, liabilities or expenses related to or arising from the existence, use, disposal or emission of Hazardous Materials used by Tenant or otherwise discovered on or about the Premises which obligations shall remain the responsibility of Landlord and Tenant pursuant to paragraph 18 of the Lease.

     2. Continuing Guaranty. This Guaranty is a continuing one and shall terminate only upon the full and complete performance by Tenant of all of the Guaranteed Obligations. Guarantor's liability under this Guaranty with respect to the full and unconditional performance of the Guaranteed Obligations shall continue following the termination of the Lease Term to the extent any of the Guaranteed Obligations have not otherwise been performed. Guarantor may not revoke the continuing nature of this Guaranty. In the event that Landlord should seek to enforce any of its rights provided in this Guaranty, and demand payment or performance from Guarantor, such demand and compliance thereto shall not release, extinguish, exonerate or, in any way, affect or diminish Guarantor's continuing obligations hereunder.

     3. Lease Modifications. This Guaranty shall continue in full force and effect as to any and all renewals, modifications, amendments or extensions of the Lease, whether or not Guarantor shall have received any notice of or consented to such renewals, modifications, amendments or extensions. No renewal, modification, amendment or extension of the Lease shall in any manner release, discharge or diminish the obligations of Guarantor hereunder. This paragraph modifies the provision of California Civil Code Section 2819.

     4. Assignment by Landlord. Landlord may, without notice, assign, transfer, hypothecate, encumber or otherwise dispose of, in whole or in part, any of Landlord's rights, claims or interests in the Lease, the Premises or this Guaranty. No assignment, hypothecation, encumbrance, disposition or other transfer of the Lease, the Premises or this Guaranty shall operate to extinguish or diminish, in any way, the obligations of Guarantor hereunder.

     5. Assignment by Tenant. This Guaranty shall continue and remain unconditionally unaffected by any assignment of the Lease by Tenant, any sublet by Tenant of the Premises, or any change in the entity comprising Tenant. Upon any assignment of the Lease or any sublet, the Guarantor shall continue to remain liable and obligated for the full performance by Tenant's successor of the Guaranteed Obligations. "Tenant" as used in this Guaranty shall include all successors and assigns of Tenant.

     6. Addition or Release of Security. This Guaranty shall remain in full force and effect notwithstanding the receipt by Landlord of any additional security, whether from Guarantor, Tenant or a third party, securing the performance of the Guaranteed Obligations. The release by Landlord of any security held for the performance of any of the Guaranteed Obligations shall not release, extinguish or, in any way, affect or diminish the obligations of Guarantor hereunder.

     7. Losses Due to Lease Default. Landlord may terminate the Lease upon default by Tenant of any term, covenant or condition of the Lease. Such termination, however shall not extinguish, release or, in any way, affect or diminish the obligations of Guarantor hereunder. In no event shall Landlord be obligated to lease the Premises to Guarantor after such termination. Upon termination of the Lease, as a result of Tenant's default thereunder, this Guaranty shall extend to the payment to Landlord of all damages payable by Tenant.

     8. Actions of Landlord. This Guaranty shall not be released, extinguished, modified or, in any way, affected or diminished by failure, on the part of Landlord, to enforce any or all of the rights or remedies of Landlord under the Lease, or by Landlord's grant of any indulgences or extensions of time to Tenant for the performance of any of the Guaranteed Obligations. This Guaranty shall remain in full force and effect notwithstanding the failure of Landlord to insist, in any one or more instances, upon a strict performance or observance of the Guaranteed Obligations or upon the exercise of any of Landlord's rights under the Lease. Receipt by Landlord of Base Rent or other performance from Tenant, after breach by Tenant, with the knowledge of such breach shall not be deemed a waiver of such breach. Any reference herein to any liability of Tenant shall, at the same time, refer to the obligations of Guarantor hereunder.

     9. Ability to Proceed Directly Against Guarantor. Landlord may, at Landlord's option, proceed immediately and directly against Guarantor, jointly or severally, in order to enforce the performance of the Guaranteed Obligations under the Lease. Landlord shall not be required, in order to enforce its rights hereunder upon the default of Tenant, to first give Guarantor notice of Tenant's default or to first institute suit, proceedings, or otherwise exhaust its legal remedies against Tenant.

     10. Guarantor's Additional Covenants. Until all of the Guaranteed obligations are fully performed and observed, Guarantor covenant that they: (i) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder (ii) shall have no right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder; and (iii) shall subordinate any liability or indebtedness of Tenant, now or hereafter held by Guarantor, to the obligations of Tenant to Landlord under the Lease.

     11. Guarantor's Waivers. Guarantor hereby waive: (i) all statutes of limitations as a defense to any action brought against any or all Guarantor, by Landlord, to enforce this Guaranty with respect to Tenant's obligations to pay Base Rent, Additional Rent and other sums becoming due under the Lease to the fullest extent permitted by law; (ii) all defenses based upon any legal disability of Tenant or any discharge or limitation of liability of Tenant, to Landlord, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding or from any other cause; and (iii) all rights to be exonerated hereunder pursuant to the provisions of California Civil Code Section 2819 and/or 2845 and/or 2850 and pursuant to any other statute or rule of law of similar import.

     12. Status of Tenant Guarantor represent and warrant that Tenant is under no disability in connection with the execution and delivery of the Lease and that there are no defenses to Tenant's full performance and payment of the obligations required by the Lease.

     13. Guarantor Remain Liable to Landlord. Tenant, or any persons or entities comprising Tenant, may be released from Tenant's obligations under the Lease, without notice to Guarantor, and Guarantor shall nevertheless remain liable to Landlord under (this Guaranty.

     14. Enforcement of Guarantor Upon Default. The enforcement of this Guaranty upon the default of Tenant shall not constitute an assignment to Guarantor, by Landlord, of any rights or claims which Landlord may have against Tenant.

     15. Duty of Guarantor/Binding Effect. The obligations of Guarantor hereunder are direct, unconditional and independent of those of Tenant under the Lease. Guarantor shall punctually perform their obligations hereunder upon demand by Landlord. This Guaranty shall be binding upon the Guarantor, their respective successors and assigns.

     16. Other Guarantor. This Guaranty shall remain in full force and effect, notwithstanding that other guarantors from time to time may guarantee or otherwise become responsible for the performance of any of the terms, covenants and conditions of the Lease.

     17. Right of Set-Off. In enforcing this Guaranty, Landlord reserves the right to set-off any claims or rights Guarantor may have against Landlord, whether or not such claims or rights arise out of the Lease or otherwise. Failure of Landlord to so set-off shall not constitute a waiver of any future rights of set-off that Landlord may exercise.

     18. Rights Cumulative. All rights of Landlord under this Guaranty are cumulative and are in addition to any other rights which Landlord may otherwise have.

     19. Provisions Severable. The provisions of this Guaranty are severable, and if any provision herein is invalid, the balance of this Guaranty shall remain in force and effect to the fullest extent permitted by law.

     20. Condemnation. In the event that the Premises, for any reason, are condemned by a public entity, Guarantor shall have no rights or claims to any condemnation awards recovered by Landlord or Tenant therefrom.

     21. Estoppel Certificate. Upon demand by Landlord, Guarantor shall deliver to Landlord and to any prospective purchaser, mortgagee and/or beneficiary under a deed of trust, or other lender designated by Landlord, an estoppel certificate, executed and acknowledged by Guarantor, to the effect that this Guaranty is in full force and effect and has not been amended or terminated. Guarantor shall also certify such other matters relating to the Lease, the Premises or this Guaranty as may be requested by a lender making a loan to Landlord or a purchaser of the Premises from Landlord.

     22. Bankruptcy of Tenant. This Guaranty shall remain and continue in full force and effect, notwithstanding: (i) the commencement or continuation of any case, action, or proceeding by, against or concerning Tenant, under any federal or state bankruptcy, insolvency, or other debtor's relief law, including, without limitation: (x) a case under Title 11 of the United States Code concerning Tenant, whether under Chapter 7, 11 or 13 of such Title or under any other Chapter, or (y) a case, action or proceeding seeking Tenant's financial reorganization or an arrangement with any of Tenant's creditors; (ii) the voluntary or involuntary appointment of a receiver, trustee, keeper or other person who takes possession of substantially all of Tenant's assets or any asset used in Tenant's business on the Premises, regardless of whether such appointment occurs as a result of insolvency or other cause; or (iii) the execution of an assignment for the benefit of creditors of substantially all assets of Tenant available by law for the satisfaction of judgment creditors.

     23. No Condition Precedent. This Guaranty shall not be subject to any condition precedent to the effectiveness hereof.

     24. Attorneys' Fees. In the event any action or proceeding should be commenced by Landlord against Guarantor to enforce any of the terms, covenants or conditions of this Guaranty, Landlord shall be entitled to recover from Guarantor hereunder, in any such action or proceeding in which it shall prevail, all attorneys' fees, costs and expenses.

     25. Notice Provision. Any notice to be delivered hereunder shall be in writing and shall be deemed delivered upon personal service or upon seven (7) days after deposited in the U.S. Postal Service, postage prepaid, registered or certified, return receipt requested, addressed as follows:

Toray Industries, Inc.
8-1, Mihama 1-chome, Urayasu
Chiba 279, Japan

Attn:  Mr. Takatoshi Koyashiki
General Manager of Electronic and Information Related Products
Planning and Administration Department
Fax No.:  011-814-7350-6072

Landlord agrees to send copies of all notices to Guarantor by facsimile at the foregoing facsimile number.

     26. Modifications in Writing. This Guaranty may not be changed, waived, discharged or terminated orally or by course of conduct. but rather only by an instrument in writing signed by the party against whom enforcement of the charge, waiver, discharge or termination is sought.

     27. Choice of Law. The parties agree that the terms of the Lease and this Guaranty of Lease were negotiated in the County of Santa Clara, State of California. This Guaranty of Lease shall be governed by and construed in accordance with the laws of the State of California. Guarantor hereby submits to the legal jurisdiction of the State of California and to the service of process of any court of the State of California. The parties agree that all disputes shall be determined by resort to the courts of California of competent jurisdiction, with venue in Santa Clara County.

     28. Substitution of Guarantor. Landlord agrees to release Toray Industries from its obligations under this Guaranty if a substitute guarantor concurrently agrees to guarantee the Guaranteed Obligations and such substitute guarantor has
(i) at least a 60% ownership interest in Tenant, and (ii) at least a Standard and Poor's Corporation debt rating of BBB or Moodys Investors Service, Inc. debt rating of Baa2 (i.e. institutional credit company) or, it the substitute guarantor has neither a Standard and Poor's Corporation debt rating nor a Moodys Investors Service, Inc. debt rating, then if the financial strength and general creditworthiness of such substitute guarantor are at least comparable to a company with a Standard and Poor's Corporation debt rating of BBB or Moodys Investors Service, Inc debt rating of Baa2. The determination of whether the substitute guarantor's financial strength and general creditworthiness are at least comparable shall be made in good faith.

     29. Release of Guarantor. Landlord agrees to release Guarantor on the earlier to occur of (i) Tenant's ability to obtain a Standard and Poor's Corporation debt rating of BBB or better or Moodys debt rating of Baa2 or better or (ii) the expiration of the initial term of the Lease.

     30. Descriptive Headings. Descriptive headings are for reference purposes only and shall not affect any meaning, construction or interpretation of this Guaranty.

IN WITNESS WHEREOF, the undersigned Guarantor and Landlord hereby agree to the terms of the foregoing Lease Guaranty and have executed this agreement as of this 26 day of May 1995.

GUARANTOR:  Toray Industries, Inc.

by:  /s/Takatoshi Koyashiki
     ----------------------
its: Director and General Manager
     Electronic and Information Related Products Division
     ----------------------------------------------------

LANDLORD Sobrato Interests, a California Limited Partnership

by: /s/ [Signature illegible]
   --------------------------
its: General Partner
    -------------------------